UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2013 (June 24, 2013)

GENVEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01. Other Events.

As GenVec, Inc. (the “Company”) previously announced on May 28, 2013, the Company’s Board of Directors has approved a Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”), subject to stockholder approval. The announcement came after the Board of Directors concluded, after extensive and careful consideration of the Company’s strategic alternatives and the terms and conditions of the Plan of Dissolution, that the liquidation and dissolution of the Company, pursuant to the Plan of Dissolution, was in the best interests of the Company and its stockholders.

Since making this announcement, the Company has considered and received several proposals for transactions with the Company, including transactions to purchase portions of the Company’s assets. As part of its efforts to seek to maximize value for shareholders and to provide stockholders with appropriate information for their consideration, the Board of Directors has concluded that it is advisable to consider a number of these proposals prior to submitting the Plan of Dissolution to the Company’s stockholders. The Company believes that by pursuing one or more of these proposals, it will be able to provide stockholders with greater certainty as to the prospects for returning capital to them. The Board of Directors continues to expect to submit the Plan of Dissolution to its stockholders. The Company cautions stockholders that the proposals considered and received by the Company may not lead to definitive agreements with the Company in a timely manner, or at all.

If the Company's stockholders approve the Plan of Dissolution, the Company plans to file a certificate of dissolution with the Delaware Secretary of State, complete the liquidation of the Company’s assets, satisfy the Company’s remaining obligations and make distributions to the Company’s stockholders of any available liquidation proceeds. Following stockholder approval of the Plan of Dissolution and the filing of the certificate of dissolution, the Company would seek to delist its common stock from NASDAQ.

The Company may abandon the Plan of Dissolution if the Board of Directors determines that, in light of new proposals presented or changes in circumstances, liquidation and dissolution pursuant to the Plan of Dissolution are no longer advisable and in the best interests of the Company and its stockholders.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the proposed liquidation and dissolution. The Proxy Statement will contain important information about the Company, the proposed liquidation and dissolution and related matters. Investors and stockholders are urged to read the Proxy Statement carefully when it is available. Investors and stockholders will be able to obtain free copies of the Proxy Statement under Schedule 14A and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement from the Company by contacting the Corporate Secretary of GenVec, Inc. at (240) 632-0740.

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CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Statements herein relating to the Company’s plans for liquidation and dissolution, transactions with third parties, the possibility of returning capital to stockholders and the timing of any submission of matters to stockholders, as well as similar statements, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. When used herein, the word “will,” “believes,” “may,” “plans” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include the level of interest, if any, that third parties continue to show in the transactions contemplated by their proposals; whether the Company is able to timely negotiate and enter into, if at all, transactions with third parties; that our stockholders may not approve the Plan of Dissolution; distributions to stockholders, if any, will depend on and could be delayed by, among other things, sales of the Company’s assets, claim settlements with creditors, resolution of outstanding litigation matters and unexpected or greater than expected expenses; the Board of Directors could elect to abandon or delay implementation of the Plan of Dissolution; the Company could incur costs to terminate, retain or replace personnel and consultants; the Company will continue to incur the expenses of complying with public company reporting requirements. Further information on the factors and risks that could affect the Company’s business, financial conditions and results of operations, are contained in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and the Company assumes no duty to update forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: June 24, 2013	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

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